UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 15, 2018

A. SCHULMAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-7459	34-0514850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3637 Ridgewood Rd, Fairlawn, Ohio	44333
(Address of principal executive offices)	(Zip Code)

(330) 666-3751

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Merger Agreement

On February 15, 2018, A. Schulman, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with LyondellBasell Industries N.V., a naamloze vennootschap (a public limited liability company) formed under the laws of The Netherlands (“Parent”), and LYB Americas Holdco Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

Upon consummation of the transactions contemplated by the Merger Agreement (the “Effective Time”), each share of common stock, par value $1.00 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time will be canceled and automatically converted into the right to receive (i) $42.00 in cash, without interest and subject to any applicable withholding taxes (the “Per-Share Amount”), and (ii) one contractual contingent value right (the “CVR”), which represents the right to receive a portion of the net proceeds, if any, resulting from certain litigation relating to the acquisition by the Company of HGGC Citadel Plastics Holdings, Inc. and the acquisition of LPI Holding Company by The Matrixx Group, together with related government investigations (in each case subject to the terms and conditions of the CVR Agreement to be entered into, as further described below).

Pursuant to the Merger Agreement, each Company stock option, restricted stock unit, performance stock unit and restricted share, whether vested or unvested, in each case, that is outstanding immediately prior to the Effective Time, will be canceled and converted into the right to receive an amount in cash equal to the Per-Share Amount (or, in the case of Company stock options, the excess of the Per-Share Amount over the per-share exercise price for such stock options) for each share of Company Common Stock underlying the award, plus one CVR for each share of Company Common Stock underlying the award. Each Company performance stock unit, restricted stock unit and restricted share that is subject in whole or in part to performance conditions will be deemed to have vested at target achievement levels.

Consummation of the Merger is subject to customary conditions, including: (a) absence of any applicable restraining order or injunction prohibiting the Merger; (b) the approval by the Company’s stockholders; (c) obtaining antitrust and other regulatory approvals in the United States and certain other jurisdictions; (d) receipt of approval from the Committee on Foreign Investment in the United States (“CFIUS”); (e) accuracy of certain representations and warranties of each party, subject to specified materiality qualifiers; (f) performance in all material respects by each party of its covenants; (g) the delivery of an officer’s closing certificate by both parties; and (h) in the case of Parent’s obligations to complete the Merger, there not having been any “material adverse effect” on the Company.

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants: (a) that each of the parties use its reasonable best efforts to cause the Merger to be consummated, (b) that require Parent and the Company to take actions that may be required in order to obtain required antitrust approvals and (c) that require the Company (i) subject to certain restrictions, to operate its business in the ordinary course of business consistent with past practice during the period between the execution of the Merger

Agreement and the Effective Time, (ii) not to initiate, solicit or knowingly facilitate or encourage the making of any inquiries or proposals relating to alternate transactions or, subject to certain exceptions, engage in any discussions or negotiations with respect thereto, and (iii) to convene a meeting of the Company’s stockholders and to solicit proxies from its stockholders in favor of the adoption of the Merger Agreement.

Subject to certain exceptions and limitations, either party may terminate the Merger Agreement if the Merger is not consummated by nine (9) months after the date of the Merger Agreement (the “End Date”), subject to extension by the Company or Parent for a period of ninety (90) days after the End Date, and thereafter for an additional period of sixty (60) days, in each case, for the purpose of obtaining regulatory clearances. Consummation of the Merger is not subject to a financing condition.

The Merger Agreement contains certain termination rights and provides that, upon termination of the Merger Agreement under specified circumstances, including, without limitation, a change in the Company Board Recommendation or a termination of the Merger Agreement by the Company to enter into an agreement for a “superior proposal,” the Company will pay Parent a cash termination fee of $50 million.

The Merger Agreement has been included to provide stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Contingent Value Rights Agreement

At or immediately prior to the closing date as specified in the Merger Agreement, the Company, Parent, certain CVR committee members and a paying agent mutually acceptable to the Company and Parent will enter into a Contingent Value Rights Agreement (the “CVR Agreement”), which will govern the terms of the CVRs. Each CVR represents the right to receive contingent cash payments from proceeds, if any, and subject to certain adjustments and deductions as described in the CVR Agreement, from certain litigation involving the Company and related governmental investigations. The CVRs will not represent an equity or ownership interest in Parent, any constituent party to the Merger or any of their affiliates.

In order to fund the pursuit of claims and satisfy certain customer claims, the Company will, simultaneously with the entry into the CVR Agreement, deposit into an escrow account (the “Escrow Account”) $15 million, subject to certain adjustments resulting from expenses incurred and certain litigation and government investigation proceeds received between the execution date of the Merger Agreement and the execution date of the CVR Agreement. Neither the Company nor Parent will have any additional funding obligations under the CVR Agreement other than making the deposit into the Escrow Account and depositing certain litigation and government investigation proceeds received into the Escrow Account.

A CVR committee will control the management and disposition of the litigation and related governmental investigations, including with respect to the prosecution, negotiation and settlement of claims. The CVR committee will be comprised of one member representing the CVR holders, one member representing Parent and one independent member.

Any proceeds received in respect of the litigation and related governmental investigations will be deposited into the Escrow Account. The first $38.5 million of proceeds (less customer claims and expenses) will be paid to the CVR holders; thereafter, 85% of the remaining proceeds will be paid to the CVR holders and 15% to the Company. An interim CVR payment will only be made to the extent an amount equal to at least $15 million remains in the Escrow Account.

The foregoing summary of the Merger Agreement, the CVR Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement and the form of CVR Agreement, which are filed with this Current Report on Form 8-K as Exhibits 2.1 and 10.1, respectively, and are incorporated herein by reference.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR.

Also on February 15, 2018 , the Company Board amended the Company’s Amended and Restated By-Laws by adopting a new Article VIII, Section 7, which reads in its entirety as follows:

“Article VIII, Section 7. Forum for Adjudication of Certain Disputes. Unless the corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder, employee or agent of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim against the corporation or any director, officer, stockholder, employee or agent of the corporation arising out of or relating to any provision of the General Corporation Law of Delaware or the corporation’s certificate of incorporation or these by-laws or (iv) any action asserting a claim against the corporation or any director, officer, stockholder, employee or agent of the corporation governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Failure to enforce the foregoing provisions would cause the corporation irreparable harm and the corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Section 7 of Article VIII. If any action the subject matter of which is within the scope of this Section 7 of Article VIII is filed in a court other than the Court of Chancery of the State of Delaware (or any other state or federal court located within the State of Delaware, as applicable) (a “Foreign Action”) by or in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the Court of Chancery of the State of Delaware (or such other state or federal court located within the State of Delaware, as applicable) in connection with any action brought in any such court to enforce this Section 7 of Article VIII and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. The existence of any prior Alternative Forum Consent shall not act as a waiver of the corporation’s ongoing consent right as set forth above in this Section 7 of Article VIII with respect to any current or future actions or claims.”

ITEM 7.01	REGULATION FD DISCLOSURE.

On February 15, 2018, the Company and Parent issued a joint press release announcing that the parties had entered into a definitive agreement for the acquisition of the Company by Parent in the Merger pursuant to Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Also on February 15, 2018, the Company issued a memorandum from Joseph M. Gingo, Chairman, Chief Executive Officer and President of the Company, to all of the Company’s employees related to the Merger. A copy of the memorandum is attached hereto as Exhibit 99.2 an dis incorporated by reference herein.

*****

Forward-Looking Statements

This Current Report on Form 8-K is made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements made concerning the Company’s intent to consummate the Merger with Parent. As a general matter, forward-looking statements are those focused upon anticipated events or trends, expectations, and beliefs relating to matters that are not historical in nature. Such forward-looking statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the Company. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the Merger may not be consummated in a timely manner, if at all; (ii) the risk that the definitive

Merger Agreement may be terminated in circumstances that require the Company to pay Parent a termination fee of $50 million; (iii) risks related to the diversion of management’s attention from the Company’s ongoing business operations; (iv) the effect of the announcement of the Merger on the Company’s business relationships (including, without limitation, customers and suppliers), operating results and business generally; (v) risks related to obtaining the requisite consents to the Merger, including, without limitation, the receipt of approval from the Company’s stockholders, the timing (including possible delays) and receipt of regulatory clearance and CFIUS approval from governmental authorities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental authority may deny any such approval; and (vi) the conditions of the capital markets during the period covered by the forward-looking statements. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2017, and its subsequent quarterly reports on Form 10-Q. The Company does not undertake, and hereby disclaims, any duty to update these forward-looking statements, although its situation and circumstances may change in the future.

The Merger is subject to certain conditions precedent, including regulatory approvals, CFIUS approval and approval from the Company’s stockholders. The Company cannot provide any assurance that the proposed Merger will be completed, nor can it give assurances as to the terms on which such Merger will be consummated.

Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed Merger between the Company and Parent. In connection with the proposed transaction, the Company intends to file with the United States Securities and Exchange Commission (the “SEC”) a proxy statement, the definitive version of which will be sent or provided to the Company’s stockholders, and other documents relevant to the proposed Merger. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT SCHULMAN WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE TRANSACTION. Stockholders and investors will be able to obtain free copies of the proxy statement and other relevant materials (when they become available) and other documents filed by the Company’s at the SEC’s web site at www.sec.gov. Copies of the proxy statement (when they become available) and the filings that will be incorporated by reference therein may also be obtained, without charge, from the Company’s website, www.ir.aschulman.com, or by contacting the Company’s Investor Relations at 330-668-7346 or jennifer.beeman@aschulman.com.

Participants in the Solicitation

The Company, its directors and certain of its executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s investors and security holders in connection with the proposed transaction. Information about the Company’s directors and executive officers is set forth in the Company’s proxy statement for its 2017 Annual Meeting of Stockholders and the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2017. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement and other documents relevant to the proposed Merger that the Company intends to file with the SEC. These documents may be obtained for free (when they become available) as described above.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of February 15, 2018, by and among A. Schulman, Inc., LyondellBasell Industries N.V. and LYB Americas Holdco Inc.†

10.1	Form of the Contingent Value Rights Agreement, by and among A. Schulman, Inc., LyondellBasell Industries N.V., members of the committee and a paying agent to be specified.

99.1	Joint Press Release, dated February 15, 2018.

99.2	Memorandum to Employees.

†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. Schulman, Inc.

By:	/s/ Andrean R. Horton
Name:	Andrean R. Horton
Title:	Executive Vice President & Chief Legal Officer

Date: February 15, 2018